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EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this current report on Form 8-K of Spieker Properties, L.P. dated July 15, 1996 of our report dated June 14, 1996 on the combined statements of revenues and certain expenses of the six acquired properties and two investments in mortgages for the year ended December 31, 1995.

San Francisco, California                              ARTHUR ANDERSEN LLP
    July 15, 1996